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                                                                    EXHIBIT 99.5
           SIERRA PACIFIC POWER COMPANY CLASS A PREFERRED STOCK PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE SPECIAL MEETING OF STOCKHOLDERS--NOVEMBER 18, 1994

  The undersigned hereby appoints William M. Higgins, III and Harold P. Dayton, Jr., and each of them, Proxies, with power of substitution to vote, as designated below, all the shares of Class A Preferred Stock, Series 1, of Sierra Pacific Power Company held of record by the undersigned on September 26, 1994, at a Special Meeting of Stockholders to be held at the Eldorado Hotel & Casino, 345 North Virginia Street, Reno, Nevada, on Friday, November 18, 1994, at 9:00 a.m., local time, or any adjournments thereof.

  In their discretion, the Proxies are authorized to vote upon such other matters incidental to the conduct of the Special Meeting which may properly arise.

ITEM 1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, DATED AS OF JUNE 27, 1994, BY AND AMONG SIERRA PACIFIC RESOURCES, SIERRA PACIFIC POWER COMPANY, THE WASHINGTON WATER POWER COMPANY AND RESOURCES WEST ENERGY CORPORATION AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS FULLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS RELATING THERETO.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

              [_] FOR           [_] AGAINST            [_] ABSTAIN

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)
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  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. Sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

  Receipt of the Notice of Special Meeting of Stockholders and the related Joint Proxy Statement/Prospectus is acknowledged.

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                                           Signature
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Dated: __________________ , 1994           Signature if held jointly
PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE.